Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 ------------- TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com December 8, 2021

FIRM/AFFILIATE OFFICES

-------------

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

-------------

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

Southwestern Energy Company

1000 Energy Drive

Spring, Texas 77389

RE:	Southwestern Energy Company

Post-Effective Amendment No. 3 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Southwestern Energy Company, a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 3 to be filed on the date hereof by the Company and the Subsidiary Guarantors listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), with respect to the registration statement on Form S-3 (File No. 333-238633), as amended by Post-Effective Amendment No. 1 filed on August 18, 2020 and as amended by Post-Effective Amendment No. 2 filed on August 16, 2021 (as amended by Post-Effective Amendment No. 3, collectively, the “Registration Statement”).

The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”), (iv) debt securities of the Company (“Debt Securities”) which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and Regions Bank, as trustee, the form of which is filed as an exhibit to the Registration Statement, (v) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (vi) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, shares of Preferred Stock or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (vii) units of the Company (“Units”), which may be issued pursuant to one or more agreements (each, a “Unit Agreement”) proposed to be entered into by the Company and one or more unit agents to be named therein and (viii) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities, Warrants or settlement of any Purchase Contracts or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”. The Registration Statement also relates to the issuance and sale from time to time by the Subsidiary Guarantors of guarantees of the Debt Securities (“Guarantees”). The Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Warrants, Purchase Contracts, Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In rendering the opinions stated herein, we have examined and relied upon the following:

(a)    the Registration Statement;

(b)    the form of Indenture filed as an exhibit to the Registration Statement;

(c)    an executed copy of a certificate for each Opinion Party (as defined below) of Chris Lacy, Secretary of each Opinion Party, dated the date hereof (collectively, the “Secretary’s Certificate”);

(d)    a copy of each Opinion Party’s Certificate of Incorporation or Certificate of Formation, as applicable, as described on Schedule II hereto, certified by the Secretary of State of the State of Delaware or the Texas Secretary of State, as applicable, and certified pursuant to the Secretary’s Certificate;

(e)    a copy of each Opinion Party’s Bylaws, as amended and in effect as of the date hereof, or Limited Liability Company Agreement, as described on Schedule III hereto (collectively, the “Operating Agreements”), as applicable, certified pursuant to the Secretary’s Certificate;

(f)    a copy of certain resolutions of the Board of Directors of the Company adopted on November 3, 2021, certified pursuant to the Secretary’s Certificate;

(g)    a copy of certain resolutions of the Member of each Subsidiary Guarantor, adopted on December [6], 2021, certified pursuant to the Secretary’s Certificate;

(h)    copies of certificates, dated the dates specified on Schedule II, and bringdown verifications thereof, dated December 7, 2021 as of 11:44 am ET, from the Secretary of State of the State of Delaware with respect to the existence and good standing in the State of Delaware of each Opinion Party “Delaware Opinion Parties” on Schedule II hereto (each, a “Delaware Opinion Party”) (collectively the “Delaware Certificates”); and

(i)    copies of certificates, dated November 18, 2021, and bringdown verifications thereof, dated December 7, 2021 as of 11:56 am ET from the Texas Secretary of State with respect to the existence in the State of Texas of each Opinion Party listed under “Texas Opinion Parties” on Schedule II hereto (each, a “Texas Opinion Party”) and copies of the result of a search, conducted on December 7, 2021 as of the time listed on Schedule V hereto, from the Franchise Tax Account Status search on the public website of the Texas Comptroller of Public Accounts, indicating that, as of such time, each Texas Opinion Party’s right to transact business in the State of Texas is intact (collectively, the “Texas Certificates”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Transaction Documents (as defined below).

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”), and (iv) the Texas Limited Liability Company Law (the “TLLCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, (i) “Opinion Parties” means the Company and each of the Subsidiary Guarantors listed on Schedule I hereto and (ii) “Transaction Documents” means the Depositary Agreements, the Indenture and the supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Guarantees, the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 10 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors or member of each Opinion Party, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of any Opinion Party have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation or the certificate of formation and the bylaws or the limited liability company agreement of each Opinion Party so as not to violate any applicable law, the certificate of incorporation or the certificate of formation or the bylaws or the limited liability company agreement, or result in a default under or breach of any agreement or instrument binding upon any Opinion Party, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any Opinion Party.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.    With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.    With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.    With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company, (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement, and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, such Depositary Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York.

4.    With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939; (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.    With respect to any Guarantee of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been duly qualified under the TIA, (c) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (d) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and (e) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their respective terms under the laws of the State of New York.

6.    With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

7.    With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

8.    With respect to any Units offered by the Company (the “Offered Units”), when (a) the general conditions shall have been satisfied, (b) the Securities included in such Offered Units, have been duly authorized for issuance or sale by the Company and (c) certificates evidencing the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Transaction Document, the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)    we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)    except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)    we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f)    we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)    we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)    we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(i)    we have assumed that the laws of the State of New York will be chosen to govern any Depositary Agreements, Warrant Agreements, Purchase Contract Agreements and Unit Agreements and that such choice is and will be a valid and legal provision;

(j)    we have assumed that the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;

(k)    we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions provide that the obligations of the Subsidiary Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(l)    we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions limit the obligation of the Subsidiary Guarantors under the Indenture, or any right of contribution of any party with respect to the Offered Guarantees; and

(m)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)    neither the execution and delivery by the Company and each Opinion Party of the Transaction Documents to which the Company or such Opinion Party is a party nor the performance by the Company and such Opinion Party of its obligations thereunder, including the issuance and sale of the applicable Securities constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or any Opinion Party or their respective property is subject (except that we do not make the assumption set forth in this clause (a) with respect to the Opined-on Law);

(b)    neither the execution and delivery by the Company or any Opinion Party of the Transaction Documents to which the Company or such Opinion Party is a party nor the performance by the Company and such Opinion Party of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(c)    the limited liability company agreement of each applicable Opinion Party is the only agreement of the member of such Opinion Party as to the affairs of such Opinion Party and the conduct of its business, and we do not express any opinion with respect to the effect of any other agreement of the member of any Opinion Party as to the affairs of such Opinion Party and the conduct of its business; each applicable Opinion Party has, and since the time of its formation has had, at least one validly admitted and existing member of such Opinion Party and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by any applicable Opinion Party or its Sole/Managing Member, that would result in, the liquidation, termination, dissolution or winding-up of such Opinion Party, (ii) no event has occurred that has adversely affected the existence, good standing or right to transact business of any Opinion Party under the laws of its jurisdiction of formation, and each Opinion Party has taken all actions required by the laws of its jurisdiction of formation to maintain such existence, good standing and right to transact business and (iii) no grounds exist for the revocation or forfeiture of any Opinion Party’s Certificate of Formation.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Subsidiary Guarantors

1.	Angelina Gathering Company, LLC

2.	A.W. Realty Company, LLC

3.	SWN Drilling Company, LLC

4.	SWN E&P Services, LLC

5.	SWN Energy Services Company, LLC

6.	SWN International, LLC

7.	SWN Midstream Services Company, LLC

8.	SWN Producer Services, LLC

9.	SWN Production Company, LLC

10.	SWN Production (Louisiana), LLC

11.	SWN Production (Ohio), LLC

12.	SWN Water Resources Company, LLC

13.	SWN Well Services, LLC

Schedule II

Certificates of Incorporation and Certificates of Formation

Delaware Opinion Parties

1.	Certificate of Incorporation of Southwestern Energy Company, certified by the Secretary of State of the State of Delaware as of November 18, 2021.

2.	Certificate of Formation SWN International, LLC, certified by the Secretary of State of the State of Delaware as of November 18, 2021.

Texas Opinion Parties

3.	Certificate of Formation of Angelina Gathering Company, LLC, certified by the Secretary of State of the State of Texas as of November 18, 2021.

4.	Certificate of Formation of A.W. Realty Company, LLC, certified by the State of the State of Texas as of November 18, 2021.

5.	Certificate of Formation of SWN Drilling Company, LLC, certified by the State of the State of Texas as of November 18, 2021.

6.	Certificate of Formation of SWN E & P Services, LLC, certified by the State of the State of Texas as of November 18, 2021.

7.	Certificate of Formation SWN Energy Services Company, LLC, certified by the State of the State of Texas as of November 18, 2021.

8.	Certificate of Formation SWN Midstream Services Company, LLC, certified by the State of the State of Texas as of November 18, 2021.

9.	Certificate of Formation SWN Producer Services, LLC, certified by the State of the State of Texas as of November 18, 2021.

10.	Certificate of Formation SWN Production Company, LLC, certified by the State of the State of Texas as of November 18, 2021.

11.	Certificate of Formation SWN Production (Louisiana), LLC, certified by the State of the State of Texas as of November 18, 2021.

12.	Certificate of Formation SWN Production (Ohio), LLC, certified by the State of the State of Texas as of November 18, 2021.

13.	Certificate of Formation SWN Water Resources Company, LLC, certified by the State of the State of Texas as of November 18, 2021.

14.	Certificate of Formation SWN Well Services, LLC, certified by the State of the State of Texas as of November 18, 2021.

Schedule III

Operating Agreements

1.	Amended and Restated Bylaws of Southwestern Energy Company, dated April 28, 2020.

2.	Operating Agreement of Angelina Gathering Company, LLC, dated December 22, 2005, by SWN Midstream Services, LLC as sole member.

3.	Company Agreement of A.W. Realty Company, LLC, dated December 31, 2015, by Southwestern Energy Company as sole member.

4.	Company Agreement of SWN Drilling Company, LLC, dated December 31, 2014, by SWN Production Company, LLC as sole member.

5.	Amended and Restated Company Agreement of SWN E&P Services, LLC, dated October 22, 2014, by Southwestern Energy Company as sole member.

6.	Company Agreement of SWN Energy Services Company, LLC, dated December 31, 2014, by SWN Midstream Services Company, LLC as sole member.

7.	Operating Agreement of SWN International, LLC, dated March 19, 2010, by Southwestern Energy Company, as sole member.

8.	SWN Midstream Services Company, LLC, dated March 19, 2010, by Southwestern Energy Company, as sole member.

9.	Amended and Restated Company Agreement of SWN Producer Services, LLC, dated October 22, 2015, by SWN Midstream Services Company, LLC, as sole member.

10.	Company Agreement of SWN Production Company, LLC, dated November 6, 2014, by Southwestern Energy Company, as sole member.

11.	Limited Liability Company Agreement of SWN Production (Louisiana), LLC, dated September 7, 2021 by Southwestern Energy Company, as sole member.

12.	Limited Liability Company Agreement of SWN Production (Ohio), LLC, dated April 30, 2021 by Southwestern Energy Company, as sole member.

13.	Company Agreement of SWN Water Resources Company, LLC, dated April 19, 2017 by Southwestern Energy Company, as sole member.

14.	Amended and Restated Company Agreement of SWN Well Services, LLC, dated October 14, 2014 by SWN E&P Services, LLC, as sole member.

Schedule IV

1.	Franchise Tax Account Search for Angelina Gathering Company, LLC as of 7:33 am ET.

2.	Franchise Tax Account Search for A.W. Realty Company, LLC as of 7:33 am ET.

3.	Franchise Tax Account Search for SWN Drilling Company, LLC as of 7:34 am ET.

4.	Franchise Tax Account Search for SWN E & P Services, LLC as of 7:34 am ET.

5.	Franchise Tax Account Search for SWN Energy Services Company, LLC as of 7:35 am ET.

6.	Franchise Tax Account Search for SWN Midstream Services Company, LLC as of 7:35 am ET.

7.	Franchise Tax Account Search for SWN Producer Services, LLC as of 7:36 am ET.

8.	Franchise Tax Account Search for SWN Production Company, LLC as of 7:36 am ET.

9.	Franchise Tax Account Search for SWN Production (Louisiana), LLC as of 7:37 am ET.

10.	Franchise Tax Account Search for SWN Production (Ohio), LLC as of 7:39 am ET.

11.	Franchise Tax Account Search for SWN Water Resources Company, LLC as of 7:40 am ET.

12.	Franchise Tax Account Search for SWN Well Services, LLC as of 7:40 am ET.